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                                                                    EXHIBIT 5(b)


Internal Revenue Service                              Department of the Treasury
District Director

P.O. Box A-3617  DPN20-6
Chicago, IL   60690
                                         Employer Identification Number:
                                                   42-0958655
Date: Dec. 20, 1994                      File Folder Number:
                                                   420000597
                                         Person to Contact:
ALLIED Group, Inc.                                 Glenn R. Thomas
701 5th Ave.                             Contact Telephone Number:
Des Moines, IA  50391                              (312) 886-9587
                                         Plan Name:
                                                   ALLIED Group
                                                   Employee Stock Ownership Plan
                                         Plan Number:   003
Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1 (b)(3) of the Income Tax Regulations). We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter, dated December 8, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination letter is applicable for the amendment(s) adopted on September 27, 1994.

         This determination letter is applicable for the plan adopted on March 28, 1990.

         This plan satisfies the nondiscrimination in amount required of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

         This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

                                                              Letter 835 (DO/CG)


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                                       8



ALLIED Group, Inc.

         This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the code.

         This plan also satisfies the requirements of section 1.40(a)(4)-4(b) of the regulations with respect to the specific, benefits, rights, or features for which you have provided information.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                             Sincerely yours,
                                                             /s/  Marilyn W. Day
                                                             -------------------
                                                             Marilyn W. Day
                                                             District Director
Enclosures:
Publication 794
Reporting & Disclosure Guide for
  Employee Benefit Plans
Addendum













                                                              Letter 835 (DO/CG)


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                                       9




ALLIED Group, Inc.


This plan also satisfies the requirements of Code section 4975(e)(7).











































                                                             Letter 835 (DO/CG)